Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT, dated as of this 30th day of July 2007 (“Agreement”), among each of the persons listed under the caption “Ascend Group” on the Signature Page hereto (the “Ascend Group”), ePak Holdings Ltd. (“EPH”), each of the persons listed under the caption “ePak Group” on the Signature Page hereto (collectively with EPH, the “ePAK Group”), Ascend Acquisition Corp. (“Ascend”) and Ascend Company Limited (“Company”). Each of the Ascend Group and the ePak Group (as defined above) is sometimes referred to herein as a “Group.” For purposes of this Agreement, each person who is a member of either the Ascend Group or the ePAK Group is referred to herein individually as a “Shareholder” and collectively as the “Shareholders.”

WHEREAS, as of even date herewith, each of the Company, the Company’s parent corporation, Ascend, e.Pak Resources (S) Pte. Ltd. (“EPR”) and EPR’s parent company, EPH, entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) that provided, inter alia, upon the terms and subject to the conditions thereof, for the amalgamation of Ascend and the Company, with the resultant continuing corporation (“Continuing Corporation”) continuing as a publicly traded Bermuda limited company after the amalgamation, the exchange of all of Ascend’s common stock and warrants for common shares and warrants of the Continuing Corporation, and the purchase by the Continuing Corporation from EPH of all the outstanding capital shares of EPR so that EPR became a wholly owned subsidiary of the Continuing Corporation (collectively, the “Transactions”).

WHEREAS, after giving effect to the consummation of the Transactions, each Shareholder will own beneficially and of record certain ordinary shares of the Continuing Corporation (all such shares and any shares of which ownership of record or the power to vote is hereafter acquired by any of the Shareholders, whether by purchase, conversion or exercise, prior to the termination of this Agreement, and any shares of the common stock of Ascend prior to the amalgamation with the Company, being referred to herein as the “Shares”);

WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Reorganization Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Reorganization Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to be legally bound as follows:

ARTICLE I

VOTING OF SHARES FOR DIRECTORS

SECTION 1.01 Board Composition. The Continuing Corporation and the Shareholders shall take all necessary and desirable actions within their respective control during the term of this Agreement to provide for (i) the Continuing Corporation’s Board of Directors

(the “Board”) to be comprised of five members, (ii) to enable the election of the Director Designees (as defined herein) to the Board and (iii) the Board to be comprised of three classes of directors – Class A, Class B and Class C – with Class A first coming up for reelection at the first annual meeting of stockholders following consummation of the Transactions, Class B first coming up for reelection at the second annual meeting of stockholders following consummation of the Transactions and Class C first coming up for reelection at the third annual meeting of stockholders following consummation of the Transactions. For the purposes of this Agreement, all references herein to any “Group” shall mean the holders of a majority of the voting shares of EPH, Ascend or the Continuing Corporation, as the case may be, held by the Shareholders comprising such Group. The Director Designees shall be chosen by the applicable Group (such determination in the case of the ePAK Group shall be made by the consent of the holders of a majority of the Shares held by the members of the ePAK Group and such determination in the case of the Ascend Group shall be made by the consent of the holders of a majority of the Shares held by the members of the Ascend Group) and identified in writing by the Group Representative to the other Group Representative. For purposes hereof, “Group Representative” shall mean Don Rice with respect to the Ascend Group and Steven Dezso with respect to the ePak Group.

SECTION 1.02 Selection of Directors. Each Shareholder agrees to vote the Shares he, she or it now owns, or will hereafter acquire prior to the termination of this Agreement, for the election and re-election of the following persons as directors of Ascend (the “Director Designees”):

(a) Two (2) persons (together, the “Ascend Directors”), each of whom shall be designees of the Ascend Group; with one such designee being a Class B director (and qualifying as an “independent” director within the meaning of the Nasdaq rules); and one such designee being a Class C director, in each case such designee shall be subject to the good faith approval of the ePAK Group, which approval or disapproval shall be given within five business days of the date such designee is identified as required to the Group Representative of ePak; and it being agreed that each of Don Rice and Warren “Budd” Florkiewicz are acceptable to the ePak Group;

(b) Two (2) persons (together, the “ePak Directors”), each of whom shall be the designee of the ePak Group; with one such designee being a Class B Director (and qualifying as an “independent” director within the meaning of the Nasdaq rules); and one such designee being as Class C Director, in each case such designee shall be subject to the good faith approval of the Ascend Group, which approval or disapproval shall be given within five business days of the date such designee is identified as required to the Group Representative of Ascend; and it being agreed that each of Steven Dezso and Hock Voon Loo are acceptable to the Ascend Group; and

(c) One person whom shall be mutually designated by the Ascend Group and ePak Group, or if they are unable or unwilling to mutually select such designee, a designee mutually selected by the ePak Directors and Ascend Directors designated in clauses (a) and (b) of this Section 1.03, which designee in all cases shall qualify as an “independent director” within the meaning of the Nasdaq rules and shall serve as a Class A director, who shall initially be Steve San Filippo.

SECTION 1.03 Removal. Any Director Designee may be removed from the Board of Directors in the manner allowed by law and the Company’s governing documents except that each Shareholder agrees that he, she or it will not, as a stockholder, vote for the removal of any director without the mutual consent of the Group or Groups entitled to designate such director pursuant to Section 1.02. If a director designated under Section 1.02 is removed or resigns from office, his successor shall be appointed by the Group or Groups that were entitled to designate such removed or resigned director pursuant to Section 1.02.

SECTION 1.04 No Representations. Neither the Shareholders, nor any of the officers, directors, stockholders, members, managers, partners, employees or agents of any Shareholder, makes any representation or warranty as to the fitness or competence of any designee to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in designating or voting for such designee pursuant to this Agreement.

SECTION 1.05 Term of Agreement. The obligations of the Shareholders pursuant to this Agreement shall terminate immediately following the election or re-election of directors at the annual meeting of the Company that will be held in 2010.

SECTION 1.06 Obligations as Director and/or Officer. Nothing in this Agreement shall be deemed to limit or restrict any director or officer of the Company from acting in his or her capacity as such director or officer or from exercising his or her fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a stockholder of the Company and shall not apply to his or her actions, judgments or decisions as a director or officer of the Company if he or she is such a director or officer.

SECTION 1.07 Additional Signatories.

(a) If a member of the ePak Group desires to transfer his, her or its Shares to a permitted transferee pursuant to the Lock-Up Agreement to be signed by each recipient of Shares as contemplated by the Reorganization Agreement, or if EHL shall seek to transfer any Shares to any of its stockholders or designees of its stockholder, or if a member of the Ascend Group desires to transfer his or its shares to a permitted transferee pursuant to the escrow agreement dated as of May 11, 2006 (“IPO Escrow”), it shall be a condition to such transfer that the transferee agree to be bound by the provisions of this Agreement. This Agreement shall in no way restrict the transfer on the public market of Shares that are not subject to the Lock-Up Agreement or the Escrow Agreement, and any such transfers on the public market of Shares not subject to the provisions of the Lock-Up Agreement or the Escrow Agreement, as applicable, shall be free and clear of the restrictions in this Agreement.

(b) Any person that is to be issued Transaction Consideration to the Company after the date hereof shall execute a joinder to this Agreement as a condition to its, her or his receipt of same.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE STOCKHOLDERS

Each Shareholder hereby severally represents warrants and covenants as follows:

SECTION 2.01 Authorization. Such Shareholder has full legal capacity and authority to enter into this Agreement and to carry out such Shareholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder, and (assuming due authorization, execution and delivery by the Company and the other Shareholders) this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

SECTION 2.02 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) conflict with or violate any Legal Requirement applicable to such Shareholder or by which any property or asset of such Shareholder is bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Shareholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(b) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Agreement.

SECTION 2.03 Title to Shares. Such Shareholder is the legal and beneficial owner of its Shares, or will be the legal beneficial owner of the Shares that such Shareholder will receive as a result of the Transactions, free and clear of all liens and other encumbrances except certain restrictions upon the transfer of such Shares.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.01 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 3.01):

(a) If to the Company:

4926 Spicewood Springs Road

Austin, Texas 78759

Attention: Chief Executive Officer

Telephone: (512) 231-8083

Facsimile:

with a mandatory copy to

Wilson Sonsini Goodrich & Rosati, Professional Corporation

8911 Capital of Texas Highway

Westech 360, Suite 3350

Austin, Texas 78759

Attention: Brian Beard

Telephone No. : (512) 338-5400

Facsimile No.: (512) 338-5499

(b) If to any Shareholder, to the address set forth opposite his, her or its name on Exhibit A.

SECTION 3.02 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 3.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 3.04 Entire Agreement. This Agreement, collectively with the Lock-Up Agreements, the IPO Escrow Agreement, the Escrow Agreement and the Reorganization Agreement, constitutes the entire agreement of the parties with respect to the subject matter contained herein and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, each of the ePak Group and Ascend Group (with the holders of a majority of the Shares held by each such Group empowered to act on behalf of such Group).

SECTION 3.05 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 3.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas applicable to contracts executed in and to be performed in that State.

SECTION 3.07 Disputes. All actions and proceedings arising out of or relating to this Agreement shall be subject to and determined in accordance with the arbitration provisions set forth in Section 10.12 of the Reorganization Agreement.

SECTION 3.08 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.09 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 3.10 Reorganization Agreement. All references to the Reorganization Agreement herein shall be to such agreement as may be amended by the parties thereto from time to time. Any terms not otherwise defined herein, shall have the meanings ascribed to them in the Reorganization Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASCEND ACQUISITION CORP.

By:
Name:	Don K. Rice
Title:	Chairman of the Board

ASCEND COMPANY LIMITED

By:
Name:	Don K. Rice
Title:	Chairman of the Board

STOCKHOLDERS:

ASCEND GROUP:

DON K. RICE

RUSSELL C. BALL III

STEPHEN L. BROWN

ARTHUR SPECTOR

ePAK Group:

ePAK HOLDINGS LIMITED

By:
Name and Title

VOTING AGREEMENT

DEG – Deutsche Investitions –
und Entwicklungsgesellschaft mbH

By:
Name:
Title:

VOTING AGREEMENT

Pacven Walden Ventures IV, L.P.

By:
Name:
Title:

Pacven Walden Ventures IV Associates Fund, L.P.

By:
Name:
Title:

WIIG Global Ventures Pte. Ltd.

By:
Name:
Title:

Seed Ventures III Pte. Ltd.

By:
Name:
Title:

VOTING AGREEMENT

OWWI Limited

By:
Name:
Title:

Dutch Asia Private Equity Fund C.V.

By:
Name:
Title:

VOTING AGREEMENT

Quilvest Asia Equity Limited

By:
Name:
Title:

VOTING AGREEMENT

Capital International Asia CDPQ, Inc.

By:
Name:
Title:

VOTING AGREEMENT

Steve Dezso

Mao Shi Khoo

Chun Weng Chok

James Thomas

Jeffrey Blaine

Richard Brook

Jason Brown

VOTING AGREEMENT